CONSENT OF NORWEST CORPORATION

In connection with NovaGold Resources Inc.’s take-over bid circular dated January 18, 2011 (the “Offer and Circular”) and registration statement on Form F-8 originally dated January 18, 2011, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Sean Ennis, on behalf of Norwest Corporation, hereby consent to references to Norwest Corporation’s name and to its involvement in the preparation of the technical reports entitled “Technical Report, Rock Creek and Big Hurrah Project” dated February 21, 2008 and “Technical Report, Nome Placer Property” dated September 12, 2006 (collectively, the “Technical Reports”) in the Registration Statement and the Offer and Circular, and to the inclusion and incorporation by reference of information derived from the Technical Reports in the Registration Statement and the Offer and Circular.

DATED: January 18, 2011

/s/ Sean Ennis
Norwest Corporation
Sean Ennis
Vice President, Mining